Calculation of Filing Fee Tables
S-8
WINMARK CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2020 Stock Option Plan Common Stock, no par value	457(a)	100,000	$ 359.62	$ 35,962,000.00	0.0001531	$ 5,505.78
Total Offering Amounts:						$ 35,962,000.00		$ 5,505.78
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,505.78
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement of Form S-8 shall also cover such additional and indeterminate number of shares of the Registrant's common stock that may be issued by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. This Registration Statement registers 100,000 additional shares of common stock issuable under the Winmark Corporation 2020 Stock Option Plan. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and based upon the average of the high and low prices per share of the Company's Common Stock on The NASDAQ Global Market on February 20, 2025.